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                                                       Exhibit 24.1

          I, KATHLEEN RUEGER, do hereby certify that I am an Assistant Corporate Secretary of PACIFIC GAS AND ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of California; that the above and foregoing is a full, true and correct copy of a resolution which was duly adopted by the Board of Directors of said corporation at a meeting of said Board which was duly and regularly called and held at the office of said corporation on March 16, 1994, and that this resolution has never been amended, revoked, or repealed, but is still in full force and effect.

          WITNESS my hand and the seal of said corporation hereunto affixed this 25th day of March, 1994.


                              KATHLEEN RUEGER
                              Kathleen Rueger
                              Assistant Corporate Secretary
                              PACIFIC GAS AND ELECTRIC COMPANY




     C  O  R  P  O  R  A  T  E

           S  E  A  L
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                                 RESOLUTIONS OF
                           THE BOARD OF DIRECTORS OF
                        PACIFIC GAS AND ELECTRIC COMPANY


                                 MARCH 16, 1994


   BE IT RESOLVED that each of LESLIE H. EVERETT, BRIAN L. McGRATH, KATHLEEN RUEGER, BRUCE R. WORTHINGTON, and JULIE C. GAVIN is hereby authorized to sign on behalf of this corporation and as attorneys in fact for the Chairman of the Board and Chief Executive Officer, Vice President and Chief Financial Officer, and Controller of this corporation the Form 10-K Annual Report for the year ended December 31, 1993, required by Section 13 or 15(d) of the Securities Exchange Act of 1934 and all amendments and other filings or documents related thereto to be filed with the Securities and Exchange Commission, and to do any and all acts necessary to satisfy the requirements of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission adopted pursuant thereto with regard to said Form 10-K Annual Report.